                                                                  EXHIBIT (C)2

                                                  Attorney - Client Work Product
                                                  Privileged & Confidential

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF JCC HOLDING COMPANY

JUNE 2002

DRAFT

[LOGO]


[LOGO]

HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORY SERVICES
685 Third Avenue, 15th Floor
New York, NY 10017-4024
Tel. (212) 497-4100 - Fax: (212) 661-3080 - http://www.hlhz.com
New York - Los Angeles - Chicago - San Francisco - Washington, D.C.
- Minneapolis - Dallas - Atlanta



                                                                           C-2-1

                                                                           DRAFT

TABLE OF CONTENTS

                                                                           SECTION
                                                                           -------
Executive Summary............................................................ 1

Valuation Analysis........................................................... 2

SUPPORTING EXHIBITS

Comparable Company Descriptions.............................................. A

Float Analysis............................................................... B

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-2

                                                               EXECUTIVE SUMMARY













                                                                           C-2-3

                                                                           DRAFT

EXECUTIVE SUMMARY

SCOPE OF ENGAGEMENT

We understand that JCC Holding Company ("JCC" or the "Company") has been approached by Harrah's Entertainment, Inc. ("Harrah's" or the "Buyer") about a potential business combination pursuant to which Harrah's may acquire the remaining common stock of the Company which its does not already own (the "Transaction").

Houlihan Lokey has been retained by a special committee of the Board of Directors of the Company to (i) negotiate on its behalf the terms of a potential Transaction with Harrah's, and (ii) render an opinion as to whether the consideration to be received by the non-Harrah's shareholders of JCC is fair to them from a financial point of view.

SUMMARY TERMS OF THE TRANSACTION

Harrah's has proposed to acquire the outstanding shares of JCC that it does not currently own for a consideration of $[-] per share in cash.

SITUATION OVERVIEW

JCC operates a land-based casino in downtown New Orleans, which opened for business on October 28, 1999. The casino operates under the name Harrah's New Orleans Casino and is managed by Harrah's New Orleans Management Company (the "Management Company"), a wholly-owned subsidiary of Harrah's.

In January 2001, JCC filed for Chapter 11 bankruptcy protection as a result of poor operating performance, high minimum state gaming taxes, mandatory city payments and state imposed operating restrictions. In the plan of reorganization, which was confirmed on March 29, 2001, Harrah's (a pre-petition senior secured lender and the majority equity holder) received 49% of the equity of the reorganized JCC. The remaining 51% was divided between the pre-petition bank lender (Deutsche Bank) and the holders of the pre-petition subordinated notes. Houlihan Lokey served as the financial advisor to the subordinated noteholders in the restructuring.

The equity value agreed upon in the plan of reorganization was $10.00 per share. Since the confirmation date, financial results have been below the projections that were relied upon for the valuation that were prepared in January 2001. Actual net revenues and EBITDA for the 12-months ending March 31, 2002 were $261.2 million and $21.1 million, respectively, compared to projected gross revenues and EBITDA of $283.1 million and $25.1 million, respectively.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-4

                                                                           DRAFT

EXECUTIVE SUMMARY

Over the past few months, there has been litigation between Harrah's and JCC over the certificate of incorporation, the right of Harrah's to nominate directors and board compensation issues.

On June 7, 2002, Harrah's purchased from Deutsche Bank $45.8 million in JCC debt and all of its shares at a price of $10.54 per share, increasing Harrah's ownership in JCC to 63%. Harrah's is now seeking to acquire all of the outstanding shares that it does not already own.

SUMMARY OF DUE DILIGENCE PERFORMED

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. interviewed and met with certain members of the Company's management team including Paul Debban, Director and Chairman, Camille Fowler, CFO, and Preston Smart, Director and Vice President of Development;

2. reviewed the Company's unaudited financial statements for the year-to-date period ending May 31, 2002;

3. reviewed the Company's audited financial statements for the fiscal years ending December 31, 2001 and December 31, 2000;

4. reviewed the Company's 2002 forecast, which was prepared by JCC and the management Company;

5. reviewed the long-term projections prepared for the plan of reorganization dated January 2001;

6.   reviewed historical monthly operating results for the casino;

7. reviewed the cash flow analysis of expanding the buffet, adding limo service, opening a restaurant and developing the second floor;

8. reviewed the trading values and financial condition of certain public companies we deem comparable JCC;

9. reviewed publicly available prices and multiples paid in acquisitions of companies that we deem comparable to the Company; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-5

                                                                           DRAFT

EXECUTIVE SUMMARY

LIMITED CONDITIONS

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us, have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our analysis is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this presentation.

CONCLUSION - FAIRNESS

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Company from a financial point of view. As indicated, the Transaction value falls within the concluded enterprise value range and represents a premium of [-]% to the midpoint of concluded per share equity value for the Company.

     Concluded Per Share Equity Value Range                 $ [9.33] - [$11.17]

     Midpoint of Concluded Per Share Equity Value           $           [10.25]

     Per Share Consideration                                $               [-]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-6

                                                              VALUATION ANALYSIS













                                                                           C-2-7

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

LIQUIDITY ANALYSIS

- Houlihan Lokey analyzed the liquidity of the Company's common stock (as shown in the table below) and concluded the following:

     -    trades less actively than the comparable companies;

     -    has a smaller float as a percentage of shares outstanding; and

     -    receives no analyst coverage.

                 EXHIBIT 1: FLOAT ANALYSIS [NEEDS TO BE UPDATED]

     (IN THOUSANDS)
                                 Average Daily  Public Float   Primary Shares       Public Float/  Avg. Daily Vol/  Avg. Daily Vol/
                                     Volume(1)   Estimate(2)   Outstanding(2)  Shares Outstanding     Public Float       Shares Out
                                 -------------  ------------   --------------  ------------------  ---------------  ---------------
     Ameristar Casinos Inc.                220         9,200           24,906                36.9%            2.39%            0.88%
     Argosy Gaming Co.                     314        21,760           28,798                75.6%            1.44%            1.09%
     Boyd Gaming Corp.                     220        30,930           62,257                49.7%            0.71%            0.35%
     Aztar Corp.                           140        36,620           37,008                99.0%            0.38%            0.38%
     Harrah's Entertainment Inc.           854       112,370          113,511                99.0%            0.76%            0.75%
     Hollywood Casino Corp.                 86        13,200           25,048                52.7%            0.65%            0.34%
     Isle of Capris Casinos Inc.           264        26,490           31,469                84.2%            1.00%            0.84%
     Pinnacle Entertainment Inc.            67        18,860           25,443                74.1%            0.36%            0.26%

     HIGH                                  854       112,370          113,511                99.0%            2.39%            1.09%

     LOW                                    67         9,200           24,906                36.9%            0.36%            0.26%

     MEAN                                  271        33,679           43,555                71.4%            0.96%            0.61%

     MEDIAN                                220        24,125           30,134                74.8%            0.74%            0.57%

     SELL CO.                               11         5,370           12,386                43.4%            0.21%            0.09%

----------
(1)  BASED ON 90-DAY TRADING ACTIVITY AS OF 06/27/02.
(2)  SOURCE: BLOOMBERG.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-8

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

PRICE OF PUBLICLY TRADED SECURITIES

- The following chart shows the trading price and volume of the Company's common stock over the past year.

[EXHIBIT 2: PRICE/VOLUME GRAPH(1)]

----------
(1)  SOURCE: FACTSET.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                           C-2-9

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

VALUATION METHODOLOGY

- Because the Company's common stock is not actively traded and is illiquid, we believe that the current trading price does not accurately represent its true value, and as such we performed our own independent valuation.

- Houlihan Lokey typically utilizes three different approaches in developing valuation indications:

     -    the Market Multiple Approach;

     -    the Comparable Transaction Approach; and

     -    the Discounted Cash Flow ("DCF") Approach.

- In this instance, because recent long-term projections were not available, we did not utilize the DCF Approach, but instead relied on the Market Multiple and Comparable Transaction approaches to formulate a value.

- We primarily relied upon projected 2002 EBITDA and EBIT figures for determining enterprise value rather than LTM results because the recently improved performance of the casino is better reflected in the proposed budget than in the LTM figures.

- After determining the enterprise value, we added the value of the following non-operating assets:

     - Excess cash of $35.2 million, based on the balance as of May 31, 2002 less estimated cage cash of $18.0 million.

     -    Value of the Fulton Street property of $6.5 million.

- We also included the net present value of the cash flows from the following strategic initiatives:

     -    Limo service

     -    Buffet expansion

     -    Addition of a full-service restaurant

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-10

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

- We also included net present value of the tax benefits to a third party acquiror of the excess tax basis of the fixed assets.

- We did not include the potential value of the second floor build out and the potential benefits of a hotel because the costs, benefits and timing of those projects are extremely uncertain.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-11

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

VALUATION CONSIDERATIONS

- In determining the range of values for the Company, we focused on the following positive and negative valuation considerations.

-    Positive Considerations

     - New Orleans location, which is a popular destination for tourists and conventioneers

     -    Only land-based casino in New Orleans

     -    Depreciation tax shield may be used by buyer to reduce taxes

-    Negative Considerations

     -    High operating costs in comparison to peers

     - Numerous city and state imposed operating restrictions such as limitations on its ability to reduce workforce and provide food service and hotel accommodations

     -    Single property casino company

     - High state gaming tax with large minimum payments and a requirement for a third-party guarantee for the minimum payment

     -    Required city payments

     -    Limited ability to fire casino manager

     -    No track record of being able to meet budget

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-12

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

VALUATION SUMMARY

                          EXHIBIT 3: VALUATION SUMMARY

     (FIGURES IN THOUSANDS, EXCEPT PER SHARE VALUES)

     ENTERPRISE VALUE INDICATION FROM OPERATIONS(1)                 LOW                 HIGH
                                                              ---------            ---------
         Market Multiple Methodology                          $ 180,000     --     $ 210,000

         Comparable Transaction Methodology                   $ 190,000     --     $ 210,000

     RESULTS SUMMARY

         ENTERPRISE VALUE FROM OPERATIONS                     $ 185,000     --     $ 210,000

         NONOPERATING ASSETS/ LIABILITIES:

           Add: Cash In Excess of Cage Cash(2)                $  35,167     --     $  35,167
           Add: Value of Fulton Street Property(3)                6,500     --         6,500
           Add: Value of Limo Service(4)                            936     --           936
           Add: Value of Buffet Expansion(5)                      2,841     --         2,841
           Add: Value of Full-Service Restaurant(5)                 711     --           711
           Add: PV of Incremental Depreciation Tax Shield(6)     24,027     --        24,027
                                                              ---------            ---------
           Total Nonoperating Assets/ Liabilities             $  70,182     --     $  70,182

         CONCLUDED ENTERPRISE VALUE                           $ 255,182     --     $ 280,182

           Less: Total Debt (NEED TO CONFIRM)                 $ 128,354     --     $ 128,354

         CONCLUDED EQUITY VALUE                               $ 126,828     --     $ 151,828

         CONCLUDED PER SHARE VALUE RANGE                      $    9.33     --     $   11.17

----------
(1) TOTAL ENTERPRISE VALUE ("TEV") REPRESENTS MARKET VALUE OF COMMON EQUITY PLUS REDEMPTION VALUE OF PREFERRED EQUITY PLUS MINORITY INTEREST PLUS INTEREST BEARING DEBT LESS CASH. VALUE RANGES ARE ROUNDED.
(2) EXCESS CASH CALCULATED BASED ON THE MARCH 31, 2002 CASH BALANCE OF $53.2 MILLION AND MANAGEMENT'S ESTIMATE OF CAGE CASH OF $18.0 MILLION.
(3)  BASED ON AN ESTIMATE PROVIDED BY THE COMPANY'S MANAGEMENT.
(4) THE VALUATION OF THE LIMO SERVICE WAS PREPARED BY THE MANAGEMENT COMPANY AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY HOULIHAN LOKEY.
(5) THE VALUATION OF THE BUFFET EXPANSION AND FULL-SERVICE RESTAURANT WAS BASED ON PROJECTIONS PREPARED BY THE MANAGEMENT COMPANY.
(6) REPRESENTS THE ESTIMATED NET PRESENT VALUE OF THE INCREMENTAL CASH TAX SHIELD FROM THE EXCESS OF TAX DEPRECIATION OVER BOOK DEPRECIATION. CALCULATION OF DEPRECIATION ON BOTH TAX AND BOOK BASIS WAS PREPARED BY THE COMPANY AND DELOITTE & TOUCHE.
(7)  BASED ON 13,595,698 FULLY DILUTED SHARES OUTSTANDING.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-13

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

MARKET MULTIPLE APPROACH

                       EXHIBIT 4: MARKET MULTIPLE APPROACH

     (FIGURES IN THOUSANDS)
                                          REPRESENTATIVE            SELECTED                    INDICATED
                                              LEVEL              MULTIPLE RANGE           ENTERPRISE VALUE RANGE
                                          --------------       ------------------        ------------------------
     LTM
     5/31/02
     ----------

     EBIT                                    $  8,885          10.0 x  --  12.0 x        $  88,852  --  $ 106,622

     EBITDA                                  $ 21,397           6.0 x  --   7.0 x        $ 128,383  --  $ 149,780

     MANAGEMENT BUDGET
     12/31/02
     ----------

     EBIT                                    $ 17,915           8.0 x  --  10.0 x        $ 143,320  --  $ 179,149

     EBITDA                                  $ 31,071           5.5 x  --   6.5 x        $ 170,890  --  $ 201,961

     HLHZ PROJECTED
     12/31/02
     ----------

     EBIT                                    $ 23,674           8.0 x  --  10.0 x        $ 189,393  --  $ 236,742

     EBITDA                                  $ 36,830           5.5 x  --   6.5 x        $ 202,566  --  $ 239,396

     ENTERPRISE VALUE RANGE                                                              $ 180,000  --  $ 210,000

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-14

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

REPRESENTATIVE LEVELS

                        EXHIBIT 6: REPRESENTATIVE LEVELS

     ($ IN THOUSANDS)                                     ACTUAL
                                             --------------------------------   MANAGEMENT(1)          HLHZ(1)
                                              FISCAL YEAR ENDED                     BUDGET        PROJECTED
                                             -------------------       LTM             FYE              FYE
                                             12/31/00   12/31/01     5/31/02      12/31/02          5/31/03
                                             --------   --------   ----------   ----------       ----------
     REVENUES

        Gaming                               $      0   $      0   $  257,418   $  269,506       $  274,368
        Food                                        0          0       11,237       11,772           11,772
        Beverages                                   0          0       12,187       12,722           12,722
        Other                                       0          0       11,172       11,291           11,291
                                             -------------------   ----------   ----------       ----------
     GROSS REVENUES                          $      0   $      0   $  292,014   $  305,291       $  310,153

        Less: Promotional Allowance                 0          0       27,417       36,021           36,021
                                             -------------------   ----------   ----------       ----------
     NET REVENUES                            $      0   $      0   $  264,597   $  269,270       $  274,132

     GROSS OPERATING INCOME                  $      0   $      0   $  102,846   $  110,094       $  118,452

     UNDISTRIBUTED EXPENSES

        Entertainment                        $      0   $      0   $    1,028   $      541       $      541
        Facility Operations                         0          0       11,128       11,269           11,269
        Fixed Expenses                              0          0       31,576       32,039           32,039
        General & Administrative                    0          0       27,581       26,994           26,994
                                             -------------------   ----------   ----------       ----------
        Less: Total Undistributed Expenses   $      0   $      0   $   71,313   $   70,843       $   70,843
                                             -------------------   ----------   ----------       ----------
     OPERATING INCOME                        $      0   $      0   $   31,533   $   39,251       $   47,609

        Less: Management / Consultant Fees   $      0   $      0   $   10,864   $   13,487       $   16,085
        Less: JCC Corporate Costs                   0          0        8,769        7,579            7,579
        Less: Adjustments(2)                        0          0        3,015          270              270

     ADJUSTED EBIT                           $      0   $      0   $    8,885   $   17,915       $   23,674

        Add: Depreciation & Amortization            0          0       12,512       13,156           13,156

     EBITDA                                  $      0   $      0   $   21,397   $   31,071       $   36,830

----------
(1)  INCLUDES ACTUAL RESULTS THROUGH MAY 31, 2002.

(2) ADJUSTMENTS INCLUDE THE ADDITIONAL GAMING TAXES THAT WOULD HAVE BEEN INCURRED HAD THE NEW GAMING TAXES BEEN IMPLEMENTED AT THE BEGINNING OF THE PERIOD.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-15

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

MARKET MULTIPLE ANALYSIS

                       EXHIBIT 7: MARKET MULTIPLE ANALYSIS

                                                        EV / EBITDA
                                           --------------------------------------
                                            FYE         LTM       NFY     NFY + 1
                                           ----        ----      ----     -------
     Ameristar Casinos Inc.(1)             8.5x        8.0x      7.0x        6.2x
     Argosy Gaming Co.(2)                  7.5x        6.7x      6.2x        6.3x
     Aztar Corp.(3)                        7.1x        7.0x      6.8x          NA
     Boyd Gaming Corp.(3)                  9.0x        8.4x      7.4x        6.7x
     Hollywood Casino Corp.(3)             8.1x        6.7x      5.2x        4.7x
     Isle Of Capris Casinos Inc.(4)        7.1x        6.9x      6.9x        6.3x
     Monarch Casino & Resort Inc.(3)       8.5x        8.1x      7.4x        6.7x
     Pinnacle Entertainment Inc.(5)        9.1x        9.0x      8.2x        6.8x
     Riviera Holdings Corp.(6)             5.8x        6.1x      6.4x        5.1x

     Low                                   5.8x        6.1x      5.2x        4.7x
     High                                  9.1x        9.0x      8.2x        6.8x

     Median                                8.1x        7.0x      6.9x        6.3x
     Mean                                  7.8x        7.4x      6.8x        6.1x

                                                         EV / EBIT
                                          ---------------------------------------
                                           FYE          LTM       NFY     NFY + 1
                                          ----         ----      ----     -------
     Ameristar Casinos Inc.(1)            11.4x       10.6x      9.4x        8.6x
     Argosy Gaming Co.(2)                  9.4x        8.4x      7.4x        7.6x
     Aztar Corp.(3)                       10.0x        9.7x        NA          NA
     Boyd Gaming Corp.(3)                 16.2x       14.1x     11.3x       10.0x
     Hollywood Casino Corp.(3)            24.1x       16.9x      7.9x        6.4x
     Isle Of Capris Casinos Inc.(4)       10.3x       10.0x     10.1x        9.4x
     Monarch Casino & Resort Inc.(3)      14.6x       13.5x     11.6x       10.3x
     Pinnacle Entertainment Inc.(5)       34.8x       32.6x     21.1x       14.9x
     Riviera Holdings Corp.(6)            11.7x       13.1x     14.4x        9.2x

     Low                                   9.4x        8.4x      7.4x        6.4x
     High                                 34.8x       32.6x     21.1x       14.9x

     Median                               11.7x       13.1x     10.7x        9.3x
     Mean                                 15.9x       14.3x     11.7x        9.6x


----------
(1) PROJECTED FINANCIAL FIGURES ARE BASED ON A DRESDNER KLEINWORT WASSERSTEIN REPORT DATED MAY 22, 2002.
(2) PROJECTED REVENUE, EBITDA, EBIT, AND EARNINGS BASED ON THE HOULIHAN LOKEY BUILD-UP METHOD.
(3) PROJECTED FINANCIAL FIGURES ARE BASED ON THE AVERAGE OF SEVERAL ANALYST REPORTS.
(4) PROJECTED FINANCIAL FIGURES ARE BASED ON A DRESDNER KLEINWORT WASSERSTEIN REPORT DATED MAY 2, 2002.
(5)  PROJECTED FINANCIAL FIGURES ARE BASED ON A CIBC REPORT DATED MAY 3, 2002.
(6) PROJECTED FINANCIAL FIGURES ARE BASED ON THE HOULIHAN LOKEY HOWARD & ZUKIN BUILD-UP METHOD.
(7) BASED ON THE MIDPOINT OF THE SELECTED RANGE OF MINORITY ENTERPRISE VALUES DERIVED FROM THE MARKET MULTIPLE METHODOLOGY.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-16

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

RISK RANKINGS

                            EXHIBIT 8A: RISK RANKINGS

                       SIZE
             (Net Revenue, thousands)
----------------------------------------------------
Boyd Gaming Corp.                        $ 1,124,700
Isle Of Capris Casinos Inc.              $ 1,061,409
Argosy Gaming Co.                        $   852,740
Aztar Corp.                              $   847,113
Ameristar Casinos Inc.                   $   644,815
Pinnacle Entertainment Inc.              $   521,889
Hollywood Casino Corp.                   $   464,950
JCC HOLDING COMPANY                      $   259,327
Riviera Holdings Corp.                   $   196,330
Monarch Casino & Resort Inc.             $   106,569

                       SIZE
           (Enterprise Value, thousands)
----------------------------------------------------
Ameristar Casinos Inc.                   $ 1,311,724
Argosy Gaming Co.                        $ 1,721,650
Aztar Corp.                              $ 1,308,801
Boyd Gaming Corp.                        $ 2,011,291
Hollywood Casino Corp.                   $   643,822
Isle Of Capris Casinos Inc.              $ 1,601,351
Monarch Casino & Resort Inc.             $   206,787
Pinnacle Entertainment Inc.              $   606,769
Riviera Holdings Corp.                   $   199,067

                         SIZE
              (Gaming Space in sq ft)(1)
----------------------------------------------------
Boyd Gaming Corp.                            512,400
Isle Of Capris Casinos Inc.                  413,262
Aztar Corp.                                  309,360
Ameristar Casinos Inc.                       291,000
Pinnacle Entertainment Inc.                  283,700
Hollywood Casino Corp.                       198,000
Argosy Gaming Co.                            177,300
Riviera Holdings Corp.                       110,000
JCC HOLDING COMPANY                          100,000
Monarch Casino & Resort Inc.                  51,000

                        SIZE
                 (Number of Hotels)(1)
----------------------------------------------------
Isle Of Capris Casinos Inc.                       12
Boyd Gaming Corp.                                  8
Ameristar Casinos Inc.                             5
Pinnacle Entertainment Inc.                        5
Aztar Corp.                                        4
Argosy Gaming Co.                                  2
Hollywood Casino Corp.                             1
Monarch Casino & Resort Inc.                       1
Riviera Holdings Corp.                             1
JCC HOLDING COMPANY                                0

                        SIZE
                 (Number of Casinos)(1)
----------------------------------------------------
Isle Of Capris Casinos Inc.                       15
Boyd Gaming Corp.                                 12
Pinnacle Entertainment Inc.                        8
Ameristar Casinos Inc.                             6
Argosy Gaming Co.                                  5
Aztar Corp.                                        5
Hollywood Casino Corp.                             3
Riviera Holdings Corp.                             2
JCC HOLDING COMPANY                                1
Monarch Casino & Resort Inc.                       1

                   PROFITABILITY
                (EBITDA to Revenue)
----------------------------------------------------
Argosy Gaming Co.                               30.0%
Ameristar Casinos Inc.                          25.5%
Monarch Casino & Resort Inc.                    24.1%
Aztar Corp.                                     22.1%
Isle Of Capris Casinos Inc.                     22.0%
Boyd Gaming Corp.                               21.3%
Hollywood Casino Corp.                          20.6%
Riviera Holdings Corp.                          16.7%
Pinnacle Entertainment Inc.                     12.9%
JCC HOLDING COMPANY                              7.2%

                     PROFITABILITY
                   (EBIT to Revenue)
----------------------------------------------------
Argosy Gaming Co.                               24.2%
Ameristar Casinos Inc.                          19.2%
Aztar Corp.                                     15.9%
Isle Of Capris Casinos Inc.                     15.1%
Monarch Casino & Resort Inc.                    14.4%
Boyd Gaming Corp.                               12.7%
Hollywood Casino Corp.                           8.2%
Riviera Holdings Corp.                           7.7%
JCC HOLDING COMPANY                              2.4%
Pinnacle Entertainment Inc.                       NA

                   PROFITABILITY
           (Total Contribution Margin)(2)
----------------------------------------------------
Aztar Corp.                                     51.6%
Monarch Casino & Resort Inc.                    50.4%
Argosy Gaming Co.                               48.2%
Isle Of Capris Casinos Inc.                     47.3%
Ameristar Casinos Inc.                          45.9%
Boyd Gaming Corp.                               42.9%
Riviera Holdings Corp.                          37.7%
JCC HOLDING COMPANY                             36.0%
Hollywood Casino Corp.                          28.7%
Pinnacle Entertainment Inc.                       NA

                    PROFITABILITY
           (Gaming Contribution Margin)(3)
----------------------------------------------------
Monarch Casino & Resort Inc.                    59.9%
Isle Of Capris Casinos Inc.                     59.2%
Aztar Corp.                                     57.7%
Argosy Gaming Co.                               56.9%
Ameristar Casinos Inc.                          54.4%
Boyd Gaming Corp.                               52.6%
Riviera Holdings Corp.                          44.9%
Hollywood Casino Corp.                          34.6%
JCC HOLDING COMPANY                             33.7%
Pinnacle Entertainment Inc.                       NA

                  INDUSTRY METRICS
             % of Revenue from Gaming
----------------------------------------------------
Argosy Gaming Co.                               88.6%
JCC HOLDING COMPANY                             88.4%
Hollywood Casino Corp.                          84.7%
Isle Of Capris Casinos Inc.                     81.7%
Aztar Corp.                                     79.8%
Ameristar Casinos Inc.                          76.9%
Boyd Gaming Corp.                               74.6%
Monarch Casino & Resort Inc.                    54.4%
Riviera Holdings Corp.                          52.0%
Pinnacle Entertainment Inc.                       NA

----------
(1) BASED ON FISCAL YEAR ENDED 2001 DATA.
(2) CALCULATED BY DIVIDING DIRECT MARGIN BY NET REVENUE.
(3) CALCULATED BY DIVIDING GAMING PROFIT BY GAMING REVENUE.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-17

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

RISK RANKINGS (CONTINUED)

                            EXHIBIT 8B: RISK RANKINGS

                      LIQUIDITY
                   (Current Ratio)
----------------------------------------------------
Pinnacle Entertainment Inc.                      2.9
Hollywood Casino Corp.                           2.2
Riviera Holdings Corp.                           1.7
Aztar Corp.                                      1.1
Boyd Gaming Corp.                                0.8
Monarch Casino & Resort Inc.                     0.7
Ameristar Casinos Inc.                           0.7
Argosy Gaming Co.                                0.7
Isle Of Capris Casinos Inc.                      0.6
JCC HOLDING COMPANY                               NA

                      LEVERAGE
                    (Debt to EV)
----------------------------------------------------
Ameristar Casinos Inc.                          51.3%
Argosy Gaming Co.                               55.6%
Aztar Corp.                                     43.5%
Boyd Gaming Corp.                               57.4%
Hollywood Casino Corp.                          88.3%
Isle Of Capris Casinos Inc.                     64.6%
Monarch Casino & Resort Inc.                    33.8%
Pinnacle Entertainment Inc.                     81.8%
Riviera Holdings Corp.                         110.4%

                  INDUSTRY METRIC
         (Promotional Costs / Gaming Revenue)
----------------------------------------------------
Hollywood Casino Corp.                          23.3%
Monarch Casino & Resort Inc.                    22.9%
Isle Of Capris Casinos Inc.                     20.2%
Riviera Holdings Corp.                          15.2%
Argosy Gaming Co.                               13.3%
Boyd Gaming Corp.                               13.2%
JCC HOLDING COMPANY                              9.5%
Ameristar Casinos Inc.                           6.6%
Aztar Corp.                                       NA
Pinnacle Entertainment Inc.                       NA

                 HISTORICAL GROWTH
                  (1-Year Revenue)
----------------------------------------------------
Ameristar Casinos Inc.                          87.6%
Isle Of Capris Casinos Inc.                     52.0%
Hollywood Casino Corp.                          47.1%
Argosy Gaming Co.                               19.8%
Monarch Casino & Resort Inc.                     7.8%
Riviera Holdings Corp.                           0.2%
Aztar Corp.                                      0.2%
Boyd Gaming Corp.                               -2.6%
Pinnacle Entertainment Inc.                     -6.1%
JCC HOLDING COMPANY                              NMF

                HISTORICAL GROWTH
                 (1-Year EBITDA)
----------------------------------------------------
Ameristar Casinos Inc.                         148.7%
Isle Of Capris Casinos Inc.                     40.8%
Monarch Casino & Resort Inc.                    23.1%
Argosy Gaming Co.                               18.5%
Aztar Corp.                                      8.2%
Hollywood Casino Corp.                           2.9%
Riviera Holdings Corp.                          -4.8%
Boyd Gaming Corp.                              -18.7%
Pinnacle Entertainment Inc.                    -44.2%
JCC HOLDING COMPANY                               NA

                 HISTORICAL GROWTH
                  (2-Year Revenue)
----------------------------------------------------
Isle Of Capris Casinos Inc.                     46.7%
Ameristar Casinos Inc.                          46.2%
Hollywood Casino Corp.                          28.6%
Monarch Casino & Resort Inc.                    15.1%
Argosy Gaming Co.                               14.5%
Riviera Holdings Corp.                          13.3%
Boyd Gaming Corp.                                6.6%
Aztar Corp.                                      3.0%
Pinnacle Entertainment Inc.                    -12.2%
JCC HOLDING COMPANY                              NMF

                 HISTORICAL GROWTH
                  (2-Year EBITDA)
----------------------------------------------------
Ameristar Casinos Inc.                          76.0%
Monarch Casino & Resort Inc.                    44.3%
Isle Of Capris Casinos Inc.                     43.3%
Argosy Gaming Co.                               20.5%
Riviera Holdings Corp.                          15.4%
Aztar Corp.                                     12.7%
Hollywood Casino Corp.                           9.8%
Boyd Gaming Corp.                                2.6%
Pinnacle Entertainment Inc.                    -34.8%
JCC HOLDING COMPANY                              NMF

                 PROJECTED GROWTH
                 (1-Year Revenue)
----------------------------------------------------
Argosy Gaming Co.                               26.1%
Hollywood Casino Corp.                          14.9%
Boyd Gaming Corp.                               14.8%
Ameristar Casinos Inc.                          13.7%
Isle Of Capris Casinos Inc.                      9.5%
Monarch Casino & Resort Inc.                     7.6%
Pinnacle Entertainment Inc.                      3.6%
Aztar Corp.                                      0.2%
JCC HOLDING COMPANY                               NA
Riviera Holdings Corp.                            NA

                  PROJECTED GROWTH
                   (1-Year EBITDA)
----------------------------------------------------
Hollywood Casino Corp.                          53.5%
Boyd Gaming Corp.                               22.1%
Argosy Gaming Co.                               21.2%
Ameristar Casinos Inc.                          20.6%
Monarch Casino & Resort Inc.                    14.3%
Pinnacle Entertainment Inc.                     11.3%
Aztar Corp.                                      3.8%
Isle Of Capris Casinos Inc.                      3.1%
Riviera Holdings Corp.                          -8.6%
JCC HOLDING COMPANY                               NA

                  PROJECTED GROWTH
                    (5-Year EPS)
----------------------------------------------------
Argosy Gaming Co.                               93.6%
Aztar Corp.                                     71.9%
Pinnacle Entertainment Inc.                     38.0%
Isle Of Capris Casinos Inc.                     34.3%
Boyd Gaming Corp.                                1.7%
Hollywood Casino Corp.                          -1.0%
Ameristar Casinos Inc.                         -35.6%
JCC HOLDING COMPANY                               NA
Monarch Casino & Resort Inc.                      NA
Riviera Holdings Corp.                            NA

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-18

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

COMPARABLE TRANSACTION ANALYSIS

                   EXHIBIT 9: COMPARABLE TRANSACTION ANALYSIS

(FIGURES IN THOUSANDS)

                                          REPRESENTATIVE          SELECTED                 INDICATED
                                              LEVEL            MULTIPLE RANGE        ENTERPRISE VALUE RANGE
                                          --------------     ------------------     ------------------------
     LTM
     5/31/02
     -------

     EBIT                                       $  8,885     10.0 x  --  12.0 x     $  88,852  --  $ 106,622

     EBITDA                                     $ 21,397      6.0 x  --   7.0 x     $ 128,383  --  $ 149,780

     MANAGEMENT BUDGET
     12/31/02
     --------

     EBIT                                       $ 17,915      9.0 x  --  10.0 x     $ 161,234  --  $ 179,149

     EBITDA                                     $ 31,071      5.5 x  --   6.5 x     $ 170,890  --  $ 201,961

     HLHZ PROJECTED
     12/31/02
     --------

     EBIT                                       $ 23,674      9.0 x  --  10.0 x     $ 213,068  --  $ 236,742

     EBITDA                                     $ 36,830      5.5 x  --   6.5 x     $ 202,566  --  $ 239,396

     ENTERPRISE VALUE RANGE                                                         $ 190,000  --  $ 210,000

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-19

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

SELECTED TRANSACTIONS

                      EXHIBIT 10: SELECTED TRANSACTIONS(1)

     (FIGURES IN MILLIONS)
                                                                     TARGET
     ANNOUNCED      EFFECTIVE  TARGET                                INDUSTRY SEGMENT       ACQUIROR
     ---------      ---------  ------                                ----------------       --------
     4/17/01        2/22/02    Black Hawk Gaming & Development       Gaming                 Gameco, Inc.
                               Company, Inc.

     04/24/00       07/31/01   Harveys Casino Resorts                Gaming and Lodging     Harrah's Entertainment

     12/05/00       12/06/01   Fitzgeralds Gaming(2)                 Gaming and Lodging     Majestic Star

     10/17/00       02/01/01   St. Charles and Kansas City Casinos   Gaming and Lodging     Ameristar Casinos Inc

     10/17/00       01/29/01   The Reserve Hotel & Casino            Gaming and Lodging     Station Casinos Inc

     07/19/00       10/10/00   President Casino (Davenport           Gaming and Lodging     Isle of Capri
                                 Operations)

     06/12/00       10/02/00   Santa Fe Gaming Corp.                 Gaming and Lodging     Station Casinos

     03/08/00       04/17/00   Pinnacle Entertainment                Gaming and Lodging     Harveys Casino Resorts

     02/22/00       05/31/00   Mirage Resorts Inc                    Gaming and Lodging     MGM Grand Inc

     10/06/99       03/02/00   Lady Luck                             Gaming and Lodging     Isle of Capri

     08/16/99       03/22/00   Players International Inc             Gaming and Lodging     Harrah's Entertainment Inc

     11/06/98       03/01/99   Primadonna Resorts Inc                Gaming and Lodging     MGM Grand Inc

     09/02/98       12/01/99   Empress Entertainment                 Gaming and Lodging     Horseshoe Gaming

     08/10/98       01/04/99   Rio Hotel & Casino                    Gaming and Lodging     Harrah's Entertainment

     02/19/98       10/15/98   Casino Magic Corp                     Gaming and Lodging     Hollywood Park Inc

     01/30/98       02/02/99   Harveys Casino Resorts                Gaming and Lodging     Colony Capital

     12/18/97       06/01/98   Showboat                              Gaming and Lodging     Harrah's Entertainment

     07/21/97       08/24/98   Colorado Gaming & Entertainment       Gaming                 Ladbroke Group PLC (Hilton
                                                                                            Group)

     Low
     High

     Median
     Mean

     (FIGURES IN MILLIONS)
                                                                                  LTM ENTERPRISE VALUE MULTIPLES
                                                                                  ------------------------------    EBITDA
     ANNOUNCED      EFFECTIVE  TARGET                                     EV       REVENUE    EBITDA       EBIT     MARGIN
     ---------      ---------  ------                                  ---------   -------    ------      -----     ------
     4/17/01        2/22/02    Black Hawk Gaming & Development
                               Company, Inc.                           $   102.4     1.03x      4.9x       7.4x       21.2%

     04/24/00       07/31/01   Harveys Casino Resorts                  $   625.0     1.36x      6.0x       9.8x       22.9%

     12/05/00       12/06/01   Fitzgeralds Gaming(2)                   $   149.0     0.89x      5.4x         NA       16.5%

     10/17/00       02/01/01   St. Charles and Kansas City Casinos     $   475.0        NA      4.8x         NA         NA

     10/17/00       01/29/01   The Reserve Hotel & Casino              $    70.0     1.17x       NMF        NMF        7.7%

     07/19/00       10/10/00   President Casino (Davenport
                                 Operations)                           $    58.2     0.77x      4.8x         NA       15.9%

     06/12/00       10/02/00   Santa Fe Gaming Corp.                       205.0     2.43x      8.6x      12.9x       28.1%

     03/08/00       04/17/00   Pinnacle Entertainment                    1,010.6     1.43x      6.6x       9.9x       21.8%

     02/22/00       05/31/00   Mirage Resorts Inc                        6,470.8     2.69x     11.1x      17.1x       24.3%

     10/06/99       03/02/00   Lady Luck                                   218.4     1.49x      5.6x       7.1x       26.8%

     08/16/99       03/22/00   Players International Inc                   396.9     1.19x      4.9x       6.5x       24.1%

     11/06/98       03/01/99   Primadonna Resorts Inc                      468.4     1.70x      5.1x       8.0x       33.1%

     09/02/98       12/01/99   Empress Entertainment                       750.2     1.83x      6.8x       8.4x       27.0%

     08/10/98       01/04/99   Rio Hotel & Casino                          864.1     2.04x      8.5x      11.9x       24.1%

     02/19/98       10/15/98   Casino Magic Corp                           311.5     1.19x      7.0x      12.7x       17.1%

     01/30/98       02/02/99   Harveys Casino Resorts                      371.6     1.20x      5.5x       7.9x       22.0%

     12/18/97       06/01/98   Showboat                                    951.4     1.56x     11.2x      23.8x       14.0%

     07/21/97       08/24/98   Colorado Gaming & Entertainment              84.2     1.56x      6.1x      12.0x       25.5%

     Low                                                               $    58.2     0.77x      4.8x       6.5x        7.7%
     High                                                              $ 6,470.8     2.69x     11.2x      23.8x       33.1%

     Median                                                            $   384.2     1.43x      6.0x       9.8x       22.9%
     Mean                                                              $   754.6     1.50x      6.6x      11.1x       21.9%

----------
(1) TRANSACTION STUDY BASED ON TRANSACTIONS WITH ANNOUNCEMENT DATES BETWEEN 01/01/97 AND 03/07/02 FOR WHICH PURCHASE PRICE MULTIPLES WERE AVAILABLE WERE CONSIDERED. TARGET COMPANIES WERE REQUIRED TO HAVE SIC CODES OF 7011, 7041, 7948, 7991, 7992, 7993, 7996 OR 7999. SOURCES INCLUDED SECURITIES
     DATA COMPANY, MERGERSTAT, AND PUBLIC FILINGS.
(2)  FITZGERALDS SOLD ITS BLACKHAWK, LAS VEGAS AND TUNICA CASINOS TO MAJESTIC
     STAR.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-20

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

NPV CALCULATION OF BUFFET EXPANSION

                 EXHIBIT 11: NPV CALCULATION OF BUFFET EXPANSION

                                                                                                 TERMINAL
($ IN THOUSANDS)              YEAR 0     YEAR 1     YEAR 2     YEAR 3     YEAR 4      YEAR 5      VALUE
                             ----------------------------------------------------------------------------
INVESTMENT                   $(3,165)

Gross F&B Operating Income              $   168    $   172    $   175    $   179    $     182
Incremental Gaming Revenue                1,521      1,552      1,583      1,615        1,647
Incremental Gaming Taxes                      0          0       (340)      (347)        (354)
Construction Disruption                    (125)         0          0          0            0
Depreciation                               (445)      (445)      (445)      (445)        (445)
                                        -----------------------------------------------------------------
OPERATING INCOME                        $ 1,120    $ 1,279    $   973    $ 1,001    $   1,030

Less Taxes @ 40%                           (448)      (512)      (389)      (401)        (412)
                                        -----------------------------------------------------------------
After Tax Operating Income              $   672    $   767    $   584    $   601    $     618

ADD BACK DEPRECIATION                       445        445        445        445          445
                             ----------------------------------------------------------------------------
AFTER TAX CASH FLOW          $(3,165)   $ 1,117    $ 1,212    $ 1,028    $ 1,045    $   1,063   $   4,851

  DISCOUNT PERIOD               0.00       0.92       1.92       2.92       3.92         4.92        5.42
  DISCOUNT FACTOR               1.00       0.88       0.76       0.66       0.58         0.50        0.47
                             ----------------------------------------------------------------------------
DISCOUNTED CASH FLOWS        $(3,165)   $   982    $   927    $   684    $   604    $     534   $   2,274
                             ============================================================================

SENSITIVITY ANALYSIS:

                             DISCOUNT RATE                    PERPETUITY GROWTH RATE
                             -------------------------------------------------------------------
                                              1.0%       1.5%       2.0%         2.5%        3.0%
                             -------------------------------------------------------------------
                               10.0%        5,170      5,435      5,733        6,071       6,458
                               12.5%        3,655      3,801      3,960        4,135       4,328
                               15.0%        2,658      2,746      2,841        2,944       3,055
                               17.5%        1,945      2,003      2,064        2,129       2,199
                               20.0%        1,406      1,445      1,487        1,531       1,577

------------------------------------------------------------------------
NET PRESENT VALUE OF CASH FLOWS                  $ 2,003    --   $ 4,135
------------------------------------------------------------------------

                  NPV ASSUMPTIONS

Discount Rate                                  15%
Tax Rate                                       40%

            TERMINAL VALUE ASSUMPTIONS

Year 5 Cash Flows                          $ 1,063
Less: Maintenance CapEx                       (445)
                                           -------
  Terminal Cash Flows                      $   618

Perpetuity Growth Rate                         2.0%

----------
(1)  BASED ON MANAGEMENT ESTIMATES AND A COMPLETION DATE OF AUGUST 31, 2002.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-21

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

NPV CALCULATION OF FULL-SERVICE RESTAURANT

             EXHIBIT 12: NPV CALCULATION OF FULL-SERVICE RESTAURANT

                                                                                                          TERMINAL
($ IN THOUSANDS)                          YEAR 0     YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5     VALUE
                                         --------------------------------------------------------------------------
INVESTMENT                               $(1,679)

Gross Operating Income                              $(1,567)   $(1,599)   $(1,630)   $(1,663)   $(1,696)
Incremental Gaming Revenue                            1,567      1,598      1,630      1,663      1,696
Incremental Gaming Taxes                                  0          0       (351)      (358)      (365)
Impact of reducing external food comps                   65         66         68         69         70
Impact of closing the Manor Room                        350        357        364        371        379
Synergies associated with the Buffet
operation                                               450        459        468        478        487
Pre-Opening Expense                                    (119)         0          0          0          0
Depreciation                                           (236)      (236)      (236)      (236)      (236)
                                                    ---------------------------------------------------------------
OPERATING INCOME                                    $   510    $   646    $   313    $   324    $   336

Less Taxes @ 40%                                       (204)      (259)      (125)      (130)      (134)
                                                    ---------------------------------------------------------------
After Tax Operating Income                          $   306    $   388    $   188    $   195    $   201

ADD BACK DEPRECIATION                                   236        236        236        236        236
                                         --------------------------------------------------------------------------
AFTER TAX CASH FLOW                      $(1,679)   $   542    $   624    $   424    $   430    $   437   $   1,580

  DISCOUNT PERIOD                           0.00       1.08       2.08       3.08       4.08       5.08        5.58
  DISCOUNT FACTOR                           1.00       0.86       0.75       0.65       0.57       0.49        0.46
                                         --------------------------------------------------------------------------
DISCOUNTED CASH FLOWS                    $(1,679)   $   466    $   466    $   275    $   243    $   215   $     724
                                         ==========================================================================
SENSITIVITY ANALYSIS:

                                      DISCOUNT RATE                 PERPETUITY GROWTH RATE
                                      -----------------------------------------------------------------
                                                        1.0%       1.5%       2.0%       2.5%       3.0%
                                      -----------------------------------------------------------------
                                           10.0%      1,526      1,611      1,706      1,815      1,939
                                           12.5%      1,004      1,050      1,101      1,157      1,219
                                           15.0%        652        681        711        743        779
                                           17.5%        396        414        434        454        477
                                           20.0%        199        211        224        238        253
                                      -----------------------------------------------------------------

NET PRESENT VALUE OF CASH FLOWS                        $ 414     --     $ 1,157

                  NPV ASSUMPTIONS

Discount Rate                                 15%
Tax Rate                                      40%

            TERMINAL VALUE ASSUMPTIONS

Year 5 Cash Flows                         $  437
Less: Maintenance CapEx                     (236)
                                          ------
  Terminal Cash Flows                     $  201

Perpetuity Growth Rate                       2.0%

----------
(1)  BASED ON MANAGEMENT ESTIMATES AND A COMPLETION DATE OF OCTOBER 31, 2002.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-22

                                                                           DRAFT

VALUATION OF JCC HOLDING COMPANY

ANALYSIS OF DEPRECIATION TAX SHIELD

                EXHIBIT 13: ANALYSIS OF DEPRECIATON TAX SHIELD(1)

            Tax Dep. on Existing Assets
            ---------------------------
                W/ NOL      W/ Basis                              Discount      Discount     PV of Tax
Year          Reduction    Reduction       Variance  Tax Effect     Period        Factor       Savings
----          ---------    ---------       --------  ----------   --------      --------     ---------
2002           $ 25,528      $ 9,524       $ 16,004     $ 6,002       0.50          0.93       $ 5,596
2003             22,234        8,295         13,939       5,227       1.50          0.81         4,239
2004             20,619        7,692         12,927       4,847       2.50          0.71         3,418
2005             17,067        6,367         10,700       4,012       3.50          0.61         2,460
2006             15,683        5,851          9,832       3,687       4.50          0.53         1,966
2007              9,646        3,599          6,047       2,268       5.50          0.46         1,051
2008              7,386        2,756          4,631       1,737       6.50          0.40           700
2009              7,386        2,756          4,631       1,737       7.50          0.35           609
2010              7,386        2,756          4,631       1,737       8.50          0.30           529
2011              7,386        2,756          4,631       1,737       9.50          0.27           460
2012              7,386        2,756          4,631       1,737      10.50          0.23           400
2013              7,386        2,756          4,631       1,737      11.50          0.20           348
2014              7,386        2,756          4,631       1,737      12.50          0.17           303
2015              7,386        2,756          4,631       1,737      13.50          0.15           263
2016              7,386        2,756          4,631       1,737      14.50          0.13           229
2017              7,386        2,756          4,631       1,737      15.50          0.11           199
2018              7,386        2,756          4,631       1,737      16.50          0.10           173
2019              7,386        2,756          4,631       1,737      17.50          0.09           150
2020              7,386        2,756          4,631       1,737      18.50          0.08           131
2021              7,386        2,756          4,631       1,737      19.50          0.07           114
2022              7,386        2,756          4,631       1,737      20.50          0.06            99
2023              7,386        2,756          4,631       1,737      21.50          0.05            86
2024              7,386        2,756          4,631       1,737      22.50          0.04            75
2025              7,386        2,756          4,631       1,737      23.50          0.04            65
2026              7,386        2,756          4,631       1,737      24.50          0.03            57
2027              7,386        2,756          4,631       1,737      25.50          0.03            49
2028              7,386        2,756          4,631       1,737      26.50          0.02            43
2029              7,386        2,756          4,631       1,737      27.50          0.02            37
2030              7,386        2,756          4,631       1,737      28.50          0.02            32
2031              7,386        2,756          4,631       1,737      29.50          0.02            28
2032              7,386        2,756          4,631       1,737      30.50          0.01            24
2033              7,386        2,756          4,631       1,737      31.50          0.01            21
2034              7,386        2,756          4,631       1,737      32.50          0.01            18
2035              7,386        2,756          4,631       1,737      33.50          0.01            16
2036              7,386        2,756          4,631       1,737      34.50          0.01            14
2037              7,386        2,756          4,631       1,737      35.50          0.01            12
2038              7,386        2,756          4,631       1,737      36.50          0.01            11

KEY ASSUMPTIONS:

Harrah's Cost of Equity                   15.0%
Harrah's Tax Rate                         37.5%


SENSITIVITY ANALYSIS:

COST OF EQUITY                               HARRAH'S TAX RATE
-------------------------------------------------------------------------------------
                     32.5%           35.0%           37.5%       40.0%           42.5%
-------------------------------------------------------------------------------------
     13.0%          22,651          24,393          26,136      27,878         29,620
     14.0%          21,686          23,355          25,023      26,691         28,359
     15.0%          20,823          22,425          24,027      25,629         27,231
     16.0%          20,046          21,588          23,130      24,672         26,214
     17.0%          19,342          20,830          22,318      23,806         25,294
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------
PRESENT VALUE OF TAX SAVINGS              $ 21,588      --     $ 26,691
-----------------------------------------------------------------------

----------
(1)  BASED ON A DELOITTE & TOUCHE ANALYSIS DATED MAY 2002.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-23

                                                             SUPPORTING EXHIBITS












                                                                          C-2-24

                                                 COMPARABLE COMPANY DESCRIPTIONS


















                                                                          C-2-25

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

AMERISTAR CASINOS, INC.

Ameristar Casinos, Inc. (" Ameristar") is a multi-jurisdictional gaming company that owns and operates casinos and related hotel, food and beverage, entertainment and other facilities, with five properties in operation in Nevada, Mississippi and Iowa. Ameristar's properties include the Jackpot Properties (Cactus Petes Resort Casino and The Horseshoe Hotel & Casino), located in Jackpot, Nevada; Ameristar Vicksburg, located in Vicksburg, Mississippi; Ameristar Council Bluffs, located in Council Bluffs, Iowa; and the Reserve Hotel Casino, located in Henderson, Nevada.

Ameristar's business strategy is to include quality dining, lodging, entertainment and other non-gaming amenities at affordable prices to complement and enhance its gaming operations. Ameristar's properties emphasize slot machine play, revenues from which have historically exceeded 65% of total gaming revenue. All of Ameristar's properties include table games such as blackjack, craps and roulette. Some also offer poker, keno and sports book wagering.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-26

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

ARGOSY GAMING COMPANY

Argosy Gaming Co. ("Argosy") is a multi-jurisdictional owner and operator of riverboat casinos and related entertainment facilities in the midwestern and southern U.S. Argosy, through its subsidiaries, owns and operates riverboat casinos in Alton, IL, Riverside, MO, Baton Rouge, LA, Lawrenceburg, IN and Sioux City, IA.

The Alton Belle Casino in Alton is located on the Mississippi River 20 miles northeast of downtown St. Louis, and consists of 22,800 gaming square feet, 700 slot machines and 32 table games for a total of about 920 gaming positions. The facility also includes a 37,000 square foot, three-level floating entertainment pavilion which features a sports/entertainment lounge, buffet and restaurant facilities, conference facilities and the market's only off-track betting parlor.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-27

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

AZTAR CORP.

Aztar Corp. ("Aztar") is a major player in the gaming industry, that operates resorts in the top two gaming markets in the country. Following a casino reconstruction and the addition of a hotel tower addition in 1996, Aztar's Tropicana Casino and Resort in Atlantic City, New Jersey is that city's leading casino resort, and one of the largest hotel in New Jersey. Aztar's strategy is to develop theme-based facilities that reflect the demographics of each particular location, and offer a full entertainment experience. Although Aztar's resorts are designed to attract all players, its focus is on the middle and high end of the market. Tropicana Casino and Resort (Trop N.J.), located in Atlantic City, is one of the largest hotel in New Jersey. Trop N.J. situated on 10 acres, has 1,624 rooms, a casino, a theatre, convention facility, and restaurants. Other amenities include indoor and outdoor swimming pools, tennis courts, a health and fitness club and a jogging track. Tropicana Resort and Casino (Trop Nev.), located in Las Vegas, features a tropical island theme and has 1,875 guest rooms and suites, a casino, convention and exhibit space, one of the world's largest indoor/outdoor swimming pools and a 5-acre water park and tropical garden. Both interior and exterior areas feature exhibits of live tropical birds, animals and fish.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-28

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

BOYD GAMING CORP.

Boyd Gaming Corp. ("Boyd") is a multi-jurisdictional gaming company which owns or operates 11 casino entertainment facilities. Seven facilities are located in Las Vegas, Nevada; and the remaining are owned or managed in new gaming jurisdictions, all of which have opened since 1994. In the past three fiscal years, Boyd derived about 64% of its gross revenues from its casino operations and 17% were from food and beverages. Some key elements to Boyd's success has been its commitment to providing a high-quality casino entertainment experience to its primarily middle-income customers, clean and modern facilities, friendly service, an emphasis on slot machine wagering, and active casino promotions.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-29

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

HOLLYWOOD CASINO CORP.

Hollywood Casino Corp. ("Hollywood") is one of the nation's largest collectors of authentic movie memorabilia, displaying props and costumes from blockbuster motion pictures throughout its casino properties. Through its subsidiaries, Hollywood owns and operates a riverboat gaming facility located in Aurora, Illinois and a casino and hotel complex in Tunica County, Mississippi. Both facilities feature Hollywood's unique theme, which incorporates the excitement and glamour of the motion picture industry by using designs inspired by famous movies, displays of motion picture memorabilia and movie themed gaming, entertainment and dining areas.

The riverboat gaming entertainment complex in Aurora, Ill. (about 40 miles west of downtown Chicago) consists of two multilevel riverboat casinos (the Aurora Casino) containing an aggregate of about 32,100 square feet of gaming space with about 975 slot machines and about 55 table games. The Aurora Casino also includes a 64,000 square foot land-based Pavilion through which patrons board the facility's two riverboat casinos via enclosed passenger loading ramps.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-30

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

ISLE OF CAPRI CASINOS, INC.

Isle of Capri Casinos, Inc., ("Isle") with its unique "Isle of Capri" brand, is one of the nation's most innovative and fastest growing gaming developers. Isle currently operates five Isle casinos in Mississippi and Louisiana. In addition, Isle is Louisiana's largest casino operator. Isle also owns Pompano Harness Track in Pompano Beach, Florida, a property that represents a valuable investment in Florida's entertainment and gaming future.

All of Isle's casino properties are based on a tropical island theme and operate under the Isle name. Isle owns and operates a dockside casino and hotel in Biloxi, Mississippi, a dockside casino and recreational vehicle park in Vicksburg, Mississippi, a dockside riverboat casino and hotel in Bossier City, Louisiana, and two riverboat casinos operating from a single facility, together with a hotel, on a site about one mile from Lake Charles, Louisiana.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-31

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

MONARCH CASINO & RESORT INC.

Monarch Casino & Resort, Inc. ("Monarch"), through its wholly owned subsidiary, Golden Road Motor Inn, Inc., owns and operates the tropically themed Atlantis Casino Resort, a hotel/casino facility in Reno, Nevada (the Atlantis). The Atlantis is located approximately three miles south of downtown Reno in the generally more affluent southwest area of Reno. The Atlantis features approximately 51,000 square feet of casino space interspersed with waterfalls and water features, giant artificial palm trees, thatched-roof huts and other tropical features; a hotel and a motor lodge with a total guest room count of 980 available rooms; nine food outlets; a nightclub; an enclosed pool with waterfall features in addition to an outdoor pool; health club; two retail outlets featuring traditional "gift shop" merchandise as well as clothing and other merchandise; an 8,000-square-foot family entertainment center; and approximately 25,000 square feet of banquet, convention and meeting room space.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-32

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

PINNACLE ENTERTAINMENT, INC.

Pinnacle Entertainment, Inc. ("Pinnacle") is a diversified gaming, sports and entertainment company engaged in the ownership and operation of casinos and pari-mutuel racing facilities, and the development of other gaming and sports related opportunities. Pinnacle owns and operates land-based, dockside and riverboat gaming operations in Switzerland County, Indiana, Verdi, Nevada, Biloxi, Mississippi, Bossier City, Louisiana, and Harvey, Louisiana, respectively. Pinnacle also owns two card club casinos in California, both located in the Los Angeles metropolitan area; the Pinnacle-Casino and the Crystal Park Hotel and Casino.

[DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-33

                                                                           DRAFT

COMPARABLE COMPANY DESCRIPTIONS

RIVIERA HOLDINGS CORP.

Riviera Holdings Corp. ("Riviera"), through its wholly owned subsidiary, Riviera Operating Corp., owns and operates the Riviera Hotel & Casino located on Las Vegas Boulevard in Las Vegas, Nevada. Opened in 1955, the Riviera Las Vegas has developed a long-standing reputation for delivering high quality, traditional Las Vegas-style gaming, entertainment, and other amenities. Riviera through its wholly owned subsidiary, Riviera Black Hawk, Inc., owns and operates the Riviera Black Hawk Casino, a limited-stakes casino in Black Hawk, Colorado, which opened on February 4, 2000.

DAILY STOCK PRICE AND VOLUME GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-34

                                                                  FLOAT ANALYSIS













                                                                          C-2-35

                                                                           DRAFT

FLOAT ANALYSIS

FLOAT ANALYSIS

                            EXHIBIT 1: FLOAT ANALYSIS

(IN THOUSANDS)
                             Average Daily   Public Float   Primary Shares        Public Float/  Avg. Daily Vol/  Avg. Daily Vol/
                                 Volume(1)    Estimate(2)   Outstanding(3)   Shares Outstanding     Public Float       Shares Out
                             -------------   ------------   --------------   ------------------  ---------------  ---------------
Ameristar Casinos Inc.                 206         10,610           26,092                 40.7%            1.94%            0.79%

Argosy Gaming Co.                      403         25,250           28,846                 87.5%            1.60%            1.40%

Aztar Corp.                            250         37,100           37,269                 99.5%            0.67%            0.67%

Boyd Gaming Corp.                      414         32,960           64,005                 51.5%            1.26%            0.65%

Hollywood Casino Corp.                 163         13,360           25,361                 52.7%            1.22%            0.64%

Isle of Capris Casinos Inc.            310         26,490           31,469                 84.2%            1.17%            0.99%

Monarch Casino & Resort Inc.            10          2,360            9,436                 25.0%            0.44%            0.11%

Pinnacle Entertainment Inc.            141         19,790           25,905                 76.4%            0.71%            0.54%

Riviera Holdings Corp.                   6          2,310            3,571                 64.7%            0.26%            0.17%

HIGH                                   414         37,100           64,005                 99.5%            1.94%            1.40%

LOW                                      6          2,310            3,571                 25.0%            0.44%            0.11%

MEAN                                   212         18,914           27,995                 63.0%            1.19%            0.75%

MEDIAN                                 206         19,790           26,092                 52.7%            1.22%            0.67%

JCC HOLDING COMPANY                      3          2,190           12,386                 17.7%            0.16%            0.03%

----------
(1) BASED ON 90-DAY TRADING ACTIVITY AS OF 06/27/02.
(2) SOURCE: BLOOMBERG.

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-36

                                                                           DRAFT

FLOAT ANALYSIS

PUBLIC FLOAT / SHARES OUTSTANDING

[EXHIBIT 2: PUBLIC FLOAT / SHARES OUTSTANDING GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-37

                                                                           DRAFT

FLOAT ANALYSIS

90 DAY AVERAGE DAILY VOLUME / PUBLIC FLOAT

[EXHIBIT 3: 90 DAY AVERAGE DAILY VOLUME / PUBLIC FLOAT GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-38

                                                                           DRAFT

FLOAT ANALYSIS

90 DAY AVERAGE DAILY VOLUME / SHARES OUTSTANDING

[EXHIBIT 4: 90 DAY AVERAGE DAILY VOLUME / SHARES OUTSTANDING GRAPH]

                                                   HOULIHAN LOKEY HOWARD & ZUKIN

                                                                          C-2-39